Exhibit 10.14

Christoph Westphal

Name of Employee

SIRTRIS PHARMACEUTICALS, INC.

Amended and Restated 2004 Incentive Plan

Restricted Stock Award Agreement

Sirtris Pharmaceuticals, Inc.

200 Technology Square

Cambridge, MA 02139

Ladies and Gentlemen:

The undersigned (i) acknowledges that he has received an award (the “Award”) of restricted stock from Sirtris Pharmaceuticals, Inc. (the “Company”) under the Amended and Restated 2004 Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof; and (iii) agrees with the Company as follows:

1.             Effective Date.  This Agreement shall take effect as of January 2, 2008, which is the date of grant of the Award.

2.             Shares Subject to Award.  The Award consists of 150,000 shares (the “Shares”) of common stock of the Company (“Stock”).  The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.             Meaning of Certain Terms.  Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan.  The term “vest” as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.

4.             Nontransferability of Shares.  The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

5.             Accelerated Vesting of Unvested Shares Upon Termination Without Cause or for Good Reason.   If the undersigned is terminated by the Company without Cause (as defined below), the undersigned terminates his employment for Good Reason (as defined below) or the undersigned’s employment terminates as a result of the undersigned’s death or disability, to the extent there are any unvested Shares,  all of the unvested Shares shall vest with respect to an additional one year of vesting (provided that a minimum of 25% of such unvested Shares shall vest).

For the purposes of this Agreement, the term “Cause” shall mean (i) the undersigned’s willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company and its affiliates which is not remedied within thirty (30) days of notice thereof; (ii) material breach by the undersigned of any material provision of this Agreement or any other agreement with the Company or any of its affiliates which is not remedied within thirty (30) days of notice thereof; (iii) fraud, embezzlement or other dishonesty with respect to the Company and any of its affiliates, taken as a whole, which, in the case of such other dishonesty, causes or could reasonably be expected to cause material harm to the Company and any of its affiliates, taken as a whole; or (iv) the undersigned’s conviction of a felony.

For the purposes of this Agreement, the term “Good Reason” shall mean, without the undersigned’s consent, the occurrence of any one or more of the following events:  (i) material diminution in the nature or scope of the undersigned’s responsibilities, duties or authority, provided that in the absence of a Change of Control none of the following shall constitute “Good Reason”: (x) the Company’s failure to continue the undersigned’s appointment or election as a director or officer of any of its affiliates or (y) any diminution in the nature or scope of the undersigned’s responsibilities, duties or authority that is reasonably related to a diminution of the business of the Company or any of its affiliates; (ii) any diminution in position, base salary or bonus or in the nature or scope of the Undersigned’s responsibilities, duties or authority in anticipation of or after a Change of Control, it being specifically acknowledged that the undersigned’s failure to continue as Chief Executive Officer of the Company and to serve on the Board of Directors of the Company (and any parent company directly or indirectly owning or controlling 50% or more of the securities of the Company after the Change of Control) shall constitute “Good Reason”; (iii) a reduction in the undersigned’s base salary other than one temporary reduction of not more than 120 days and not in excess of 20% of the undersigned’s base salary in connection with and in proportion to a general reduction of the base salaries of the Company’s executive officers; (iv) failure of the Company to provide the undersigned the salary or benefits in accordance with the undersigned’s Employment Agreement dated as of January 3, 2008 by and between the undersigned and the Company  after thirty (30) days’ notice during which the Company does not cure such failure; or (v) relocation of the undersigned’s office more than thirty-five (35) miles from the location of the Company’s principal offices as of January 1, 2008.

6.             Accelerated Vesting of Unvested Shares After a Change of Control.  If a Change of Control (as defined below) occurs before the undersigned’s employment terminates, all unvested Shares will immediately become vested.  For the purposes of this Agreement, the term “Change of Control” shall mean: (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than 50% of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an affiliate of the Company or a holder of securities of the Company.

7.             Forfeiture Risk.  If the undersigned ceases to be employed by the Company and its subsidiaries for any reason other than as specified in Section 5 or 6 above, any then outstanding and unvested Shares acquired by the undersigned hereunder shall be automatically and immediately forfeited.  With respect to any Shares that are forfeited under this Section 7 or Section 5 above, the undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

8.             Retention of Certificates.  Any certificates representing unvested Shares shall be held by the Company.  If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

9.             Vesting of Shares.  The shares acquired hereunder shall vest in accordance with the provisions of this Section 9 and applicable provisions of the Plan, as follows: 20% of the Shares on January 1, 2010, an additional 30% of the Shares on January 1, 2011, and an additional 50% of the Shares on January 1, 2012, provided that, the portion of the Shares that would otherwise vest on January 1, 2012 (the “Final Tranche”) will vest as follows, if earlier than January 1, 2012:  (a) one-half of the Final Tranche (25% of the total number of Shares) shall vest upon completion of a Board approved corporate partnership for a SIRT1 activator that the Board determines to be “significant” for this purpose and (b) one-half of the Final Tranche (25% of the total number of the Shares) shall vest upon positive clinical efficacy data for a Sirtris NCE SIRT1 activator as demonstrated by safely meeting the primary efficacy endpoint of a Sirtris-sponsored Phase 2a or 2b clinical trial in Type 2 diabetes, obesity or a metabolic syndrome.

Notwithstanding the foregoing, no shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries.

10.           Legends.  Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE AMENDED AND RESTATED 2004 INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND SIRTRIS PHARMACEUTICALS, INC.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF SIRTRIS PHARMACEUTICALS, INC.

As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such vested Shares to be issued and delivered to the undersigned without the first legend set forth above referencing the Restricted Stock Award Agreement.  If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

11.           Dividends, etc..  The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which he is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which he is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited;  and further provided, that the Administrator may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.  References in this Agreement to the Shares shall  refer, mutatis mutandis, to any such restricted amounts.

12.           Sale of Vested Shares.  The undersigned understands that he will be free to sell any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

13.           Certain Tax Matters.  The undersigned expressly acknowledges the following:

a.             The undersigned has been advised to confer promptly with a professional tax advisor to consider whether the undersigned should make a so-called “83(b) election” with respect to the Shares.  Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this Award.  The Company has made no recommendation to the undersigned with respect to the advisability of making such an election.

b.             The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding.  The undersigned expressly acknowledges and agrees that his rights hereunder are subject to his promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

Very truly yours,

/s/ Christoph Westphal
(Signature of Employee)

Dated: January 2, 2008

The foregoing Restricted Stock

Award Agreement is hereby accepted:

SIRTRIS PHARMACEUTICALS, INC.

By	/s/ Garen Bohlin